Exhibit 99.1
Thryv Grows SaaS Revenue 25% in Second Quarter 2024,
Raises Full Year 2024 SaaS Adjusted EBITDA Guidance

–Grows SaaS subscribers over 50% year-over-year
–Q2 2024 SaaS Adjusted EBITDA exceeds guidance range by $2 million

DALLAS, August 1, 2024 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business software platform, reported SaaS revenue growth of 25% year-over-year in the second quarter of 2024.

“We had a strong second quarter driven by 52% subscriber growth year-over-year, ending at 85,000 clients,” said Joe Walsh, Thryv Chairman and CEO. “We have been successfully upgrading our marketing service clients to our SaaS platform and our center strategy is gaining traction, with more than 10% of current clients having two or more paid centers, up from 2% this time last year. In addition, we are actively enhancing our AI capabilities so our clients can more efficiently grow and operate their business. We are pleased with the progress of our product initiatives."

“We reported solid second quarter results and are raising our full year Adjusted EBITDA guidance for SaaS,” stated Paul Rouse, Chief Financial Officer. “In the second quarter, we reported SaaS revenue growth of 25% and exceeded our SaaS Adjusted EBITDA guidance, delivering our highest SaaS Adjusted EBITDA margin since becoming a public company.”

Second Quarter 2024 Highlights:
•Total SaaS revenue was $77.8 million, a 25% increase year-over-year
•Total Marketing Services revenue was $146.3 million, a 23% decrease year-over-year
•Consolidated total revenue was $224.1 million, a decrease of 11% year-over-year
•Consolidated net income was $5.5 million, or $0.15 per diluted share; compared to net income of $16.0 million, or $0.43 per diluted share, for the second quarter of 2023
•Consolidated Adjusted EBITDA was $59.3 million, representing an Adjusted EBITDA margin of 26.5%
•Total SaaS Adjusted EBITDA was $10.2 million, representing an Adjusted EBITDA margin of 13.1%
•Total Marketing Services Adjusted EBITDA was $49.1 million, representing an Adjusted EBITDA margin of 33.6%
•Consolidated Gross Profit was $148.6 million
•Consolidated Adjusted Gross Profit1 was $154.6 million
•SaaS Gross Profit was $52.3 million
•SaaS Adjusted Gross Profit was $54.2 million, representing an Adjusted Gross Profit Margin of 69.7%
SaaS Metrics
•Total SaaS clients increased 52% year-over-year to 85 thousand for the second quarter of 2024
•Seasoned Net Dollar Retention2 was 94% for the second quarter of 2024, an increase of 500 bps year-over-year
•SaaS monthly Average Revenue per Unit (“ARPU”)3 was $333 for the second quarter of 2024
•ThryvPay total payment volume was $80 million, an increase of 34% year-over-year

Outlook
Based on information available as of August 1, 2024, Thryv is issuing guidance4 for the third quarter of 2024 and full year 2024 as indicated below:

	3rd Quarter	Full Year
(in millions)	2024	2024
SaaS Revenue	$82 - $84	$326 - $329
SaaS Adjusted EBITDA	$9 - $10	$30 - $32

	3rd Quarter	4th Quarter	Full Year
(in millions)	2024	2024	2024
Marketing Services Revenue	$94 - $97	$85 - $89	$485 - $492
Marketing Services Adjusted EBITDA			$128 - $131

1 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
2 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
3 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month.
4 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, August 1, 2024 at 8:30 a.m. (Eastern Time) to discuss the Company's second quarter 2024 results.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “83373.”

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenue	$224,084	$251,421	$457,708	$496,976
Cost of services	75,496	91,336	155,479	182,083
Gross profit	148,588	160,085	302,229	314,893

Operating expenses:
Sales and marketing	65,409	75,683	135,500	152,026
General and administrative	51,841	53,695	104,257	101,375
Total operating expenses	117,250	129,378	239,757	253,401

Operating income	31,338	30,707	62,472	61,492
Other income (expense):
Interest expense	(10,001)	(16,292)	(23,360)	(32,780)
Interest expense, related party	(2,174)	—	(2,174)	—
Other components of net periodic pension cost	(1,581)	(1,865)	(3,162)	(1,986)
Other expense	(5,416)	—	(7,789)	(366)
Income before income tax (expense) benefit	12,166	12,550	25,987	26,360
Income tax (expense) benefit	(6,618)	3,428	(12,015)	(1,068)
Net income	$5,548	$15,978	$13,972	$25,292
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	67	(302)	(198)	(2,490)
Comprehensive income	$5,615	$15,676	$13,774	$22,802

Net income per common share:
Basic	$0.15	$0.46	$0.39	$0.73
Diluted	$0.15	$0.43	$0.37	$0.68

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	36,004,324	34,575,338	35,818,549	34,625,561
Diluted	37,631,825	36,863,295	38,032,132	36,956,933

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$15,519	$18,216
Accounts receivable, net of allowance of $18,042 in 2024 and $14,926 in 2023	193,725	205,503
Contract assets, net of allowance of $37 in 2024 and $35 in 2023	8,118	2,909
Taxes receivable	1,516	3,085
Prepaid expenses	23,124	17,771
Deferred costs	12,796	16,722
Other current assets	5,822	2,662
Total current assets	260,620	266,868
Fixed assets and capitalized software, net	37,805	38,599
Goodwill	300,995	302,400
Intangible assets, net	6,640	18,788
Deferred tax assets	152,171	128,051
Other assets	27,252	28,464
Total assets	$785,483	$783,170

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,661	$10,348
Accrued liabilities	110,193	105,903
Current portion of unrecognized tax benefits	25,060	23,979
Contract liabilities	25,668	44,558
Current portion of Term Loan	35,783	70,000
Current portion of Term Loan, related party	16,717	—
Other current liabilities	6,022	8,402
Total current liabilities	228,104	263,190
Term Loan, net	183,772	230,052
Term Loan, net, related party	87,820	—
ABL Facility	18,000	48,845
Pension obligations, net	72,279	69,388
Other liabilities	12,448	18,995
Total long-term liabilities	374,319	367,280
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 63,808,097 shares issued and 36,294,269 shares outstanding at June 30, 2024; and 62,660,783 shares issued and 35,302,746 shares outstanding at December 31, 2023	638	627
Additional paid-in capital	1,170,798	1,151,259
Treasury stock - 27,513,828 shares at June 30, 2024 and 27,358,037 shares at December 31, 2023	(488,757)	(485,793)
Accumulated other comprehensive loss	(15,389)	(15,191)
Accumulated deficit	(484,230)	(498,202)
Total stockholders' equity	183,060	152,700
Total liabilities and stockholders' equity	$785,483	$783,170

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash Flows from Operating Activities
Net income	$13,972	$25,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,625	31,098
Amortization of deferred commissions	9,624	5,032
Amortization of debt issuance costs	2,255	2,721
Deferred income taxes	(24,060)	(9,135)
Provision for credit losses and service credits	12,179	11,580
Stock-based compensation expense	11,642	11,191
Other components of net periodic pension cost	3,162	1,986
Loss (gain) on foreign currency exchange rates	1,151	(881)
Non-cash loss from the remeasurement of the indemnification asset	—	10,734
Loss on early extinguishment of debt	6,638	—
Other	(3,170)	—
Changes in working capital items, excluding acquisitions:
Accounts receivable	923	25,075
Contract assets	(5,210)	837
Prepaid expenses and other assets	(10,614)	10,090
Accounts payable and accrued liabilities	2,428	(38,654)
Other liabilities	(21,885)	(29,230)
Net cash provided by operating activities	27,660	57,736

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(16,230)	(14,016)
Acquisition of a business, net of cash acquired	—	(8,897)
Other	—	(217)
Net cash used in investing activities	(16,230)	(23,130)

Cash Flows from Financing Activities
Proceeds from Term Loan	234,256	—
Proceeds from Term Loan, related party	109,444	—
Payments of Term Loan	(318,654)	(52,500)
Payments of Term Loan, related party	(4,339)	—
Proceeds from ABL Facility	230,079	483,473
Payments of ABL Facility	(260,924)	(469,750)
Debt issuance costs	(5,319)	—
Purchase of treasury stock	(499)	—
Other	5,442	3,826
Net cash used in financing activities	(10,514)	(34,951)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(448)	(240)
Increase (decrease) in cash, cash equivalents and restricted cash	468	(585)
Cash, cash equivalents and restricted cash, beginning of period	20,530	18,180
Cash, cash equivalents and restricted cash, end of period	$20,998	$17,595

Supplemental Information
Cash paid for interest	$24,378	$29,592
Cash paid for income taxes, net	$13,343	$7,419

Non-cash investing and financing activities
Repurchase of Treasury stock as a result of the settlement of the indemnification asset	$—	$15,760

Segment Information

During first quarter of 2024, the Company changed the internal reporting provided to the chief operating decision maker (“CODM”). As a result, the Company reevaluated its segment reporting and determined that Thryv U.S. Marketing Services and Thryv International Marketing Services should be reflected as a single reportable segment, and that Thryv U.S. SaaS and Thryv International SaaS should be reflected as a single reportable segment. As such, beginning on January 1, 2024, the results of our Marketing Services and SaaS businesses will be presented as two reportable segments. Comparative prior periods have been recast to reflect the current presentation.

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended June 30,		Change
(in thousands)	2024	2023	Amount	%
Revenue
Marketing Services	$146,290	$188,963	$(42,673)	(22.6)%
SaaS	77,794	62,458	15,336	24.6%
Total Revenue	$224,084	$251,421	$(27,337)	(10.9)%

Segment Gross Profit
Marketing Services	$96,299	$120,875	$(24,576)	(20.3)%
SaaS	52,289	39,210	13,079	33.4%
Consolidated Segment Gross Profit	$148,588	$160,085	$(11,497)	(7.2)%

Segment EBITDA
Marketing Services	$49,149	$63,209	$(14,060)	(22.2)%
SaaS	10,165	6,230	3,935	63.2%
Consolidated Adjusted EBITDA	$59,314	$69,439	$(10,125)	(14.6)%

	Six Months Ended June 30,		Change
(in thousands)	2024	2023	Amount	%
Revenue
Marketing Services	$305,592	$374,589	$(68,997)	(18.4)%
SaaS	152,116	122,387	29,729	24.3%
Total Revenue	$457,708	$496,976	$(39,268)	(7.9)%

Segment Gross Profit
Marketing Services	$200,845	$238,529	$(37,684)	(15.8)%
SaaS	101,384	76,364	25,020	32.8%
Consolidated Segment Gross Profit	$302,229	$314,893	$(12,664)	(4.0)%

Segment EBITDA
Marketing Services	$99,828	$121,882	$(22,054)	(18.1)%
SaaS	13,600	6,026	7,574	125.7%
Consolidated Adjusted EBITDA	$113,428	$127,908	$(14,480)	(11.3)%
Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income and Adjusted Gross Profit to Gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net Income:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA
Net income	$5,548	$15,978	$13,972	$25,292
Interest expense	12,175	16,292	25,534	32,780
Depreciation and amortization expense	14,072	15,667	28,625	31,098
Stock-based compensation expense (1)	6,353	5,798	11,642	11,191
Restructuring and integration expenses (2)	7,553	3,921	12,818	9,261
Income tax expense (benefit)	6,618	(3,428)	12,015	1,068
Transaction costs (3)	—	—	—	373
Other components of net periodic pension cost (4)	1,581	1,865	3,162	1,986
Loss on early extinguishment of debt (5)	6,638	—	6,638	—
Non-cash loss from remeasurement of indemnification asset (6)	—	11,490	—	10,734
Other (7)	(1,224)	1,856	(978)	4,125
Adjusted EBITDA	$59,314	$69,439	$113,428	$127,908
(1)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(2)For the three and six months ended June 30, 2024 and 2023, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.
(3)Expenses related to the Yellow acquisition and other transaction costs.
(4)Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost relates to periodic mark-to-market pension remeasurement.
(5)In connection with the debt refinancing completed on May 1, 2024, the Company recorded a Loss on early extinguishment of debt related to the write-off of certain unamortized debt issuance costs on the Company's Prior Term Loan and Prior ABL Facility.
(6)In connection with the YP acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(7)Other primarily represents foreign exchange-related expense (income).

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended June 30, 2024
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$96,299	$52,289	$148,588
Plus:
Depreciation and amortization expense	3,989	1,877	5,866
Stock-based compensation expense	98	76	174
Adjusted Gross Profit	$100,386	$54,242	$154,628
Gross Margin	65.8%	67.2%	66.3%
Adjusted Gross Margin	68.6%	69.7%	69.0%

	Three Months Ended June 30, 2023
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$120,875	$39,210	$160,085
Plus:
Depreciation and amortization expense	6,208	1,416	7,624
Stock-based compensation expense	119	54	173
Adjusted Gross Profit	$127,202	$40,680	$167,882
Gross Margin	64.0%	62.8%	63.7%
Adjusted Gross Margin	67.3%	65.1%	66.8%

	Six Months Ended June 30, 2024
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$200,845	$101,384	$302,229
Plus:
Depreciation and amortization expense	8,061	3,581	11,642
Stock-based compensation expense	211	136	347
Adjusted Gross Profit	$209,117	$105,101	$314,218
Gross Margin	65.7%	66.6%	66.0%
Adjusted Gross Margin	68.4%	69.1%	68.7%

	Six Months Ended June 30, 2023
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$238,529	$76,364	$314,893
Plus:
Depreciation and amortization expense	11,905	2,702	14,607
Stock-based compensation expense	222	100	322
Adjusted Gross Profit	$250,656	$79,166	$329,822
Gross Margin	63.7%	62.4%	63.4%
Adjusted Gross Margin	66.9%	64.7%	66.4%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses and (ii) SaaS businesses. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended June 30, 2024
(in thousands)	Marketing Services	SaaS	Total
Revenue	$146,290	$77,794	$224,084
Adjusted EBITDA	49,149	10,165	59,314
Adjusted EBITDA Margin	33.6%	13.1%	26.5%

	Three Months Ended June 30, 2023
(in thousands)	Marketing Services	SaaS	Total
Revenue	$188,963	$62,458	$251,421
Adjusted EBITDA	63,209	6,230	69,439
Adjusted EBITDA Margin	33.5%	10.0%	27.6%

	Six Months Ended June 30, 2024
(in thousands)	Marketing Services	SaaS	Total
Revenue	$305,592	$152,116	$457,708
Adjusted EBITDA	99,828	13,600	113,428
Adjusted EBITDA Margin	32.7%	8.9%	24.8%

	Six Months Ended June 30, 2023
(in thousands)	Marketing Services	SaaS	Total
Revenue	$374,589	$122,387	$496,976
Adjusted EBITDA	121,882	6,026	127,908
Adjusted EBITDA Margin	32.5%	4.9%	25.7%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv Holdings, Inc. (NASDAQ:THRY) is the provider of the leading do-it-all small business software platform that empowers small businesses to modernize how they work. It offers small business owners everything they need to communicate effectively, manage their day-to-day operations, and grow — all in one place — giving up to 20 hours back in their week. Thryv's customizable platform features three centers: Thryv Command Center, a freemium central communications hub, Business CenterSM and Marketing CenterSM. Over 300,000 businesses globally use Thryv to connect with local customers and take care of everything they do, start to finish. For more information, visit thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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